EXHIBIT 99.2

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

SUFFERN, NY - MARCH 7, 2006 - Dress Barn, Inc. (NASDAQ - DBRN) announced that the Board of Directors today declared a two-for-one stock split of its common stock. Shareholders of record as of March 17, 2006 will receive one additional share of common stock for each share of common stock they own on that date. The additional shares will be distributed on March 31, 2006. The Company had 30,787,392 shares of common stock outstanding as of March 6, 2006. The Company expects the adjusted number of shares outstanding and adjusted per-share stock price to be reported by the Nasdaq Stock Market, effective April 3, 2006.

Elliot S. Jaffe, Chairman of the Board, commented, “We are pleased to take this action as a result of our strong operating results and solid stock price performance. This is our Company’s fifth stock split since our 1983 initial public offering and is intended to make Dress Barn’s shares more accessible as well as increasing our shareholder base and market liquidity. Today’s action reflects our belief in the long-term strategy of our Company and underscores our ongoing commitment to enhancing shareholder value.”

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of February 25, 2006, the Company operated 784 dressbarn stores in 45 states and 513 maurices stores in 39 states. For more information, please visit www.dressbarn.com and www.maurices.com.
FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are not historical in nature and are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 30, 2005 and Form 10-Q for the quarter ended October 29, 2005.

CONTACT:	Dress Barn, Inc. Investor Relations (845) 369-4600